As filed with the Securities and Exchange Commission on October 30, 2009

Registration No. 333-60888

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________

ULTICOM, INC.

(Exact name of registrant as specified in its charter)

_____________

New Jersey	3661	22-2050748
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

_____________

1020 Briggs Road

Mount Laurel, New Jersey 08054

(856) 787-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shawn K. Osborne

President and Chief Executive Officer

Ulticom, Inc.

1020 Briggs Road

Mount Laurel, New Jersey 08054

(856) 787-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________

Copies to:

Marita Makinen, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

_____________

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act. check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SHARES

On May 14, 2001, Ulticom, Inc. (the “Registrant”), filed a registration statement on Form S-3, as amended, Registration Number 333-60888 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to register the offer and sale by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement of up to 364,681 shares of common stock, no par value, of the Registrant (the “Common Stock”).

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all of the Common Stock, which remains unsold under the registration statement as of the date hereof. The Registrant is deregistering the Common Stock because the Registrant has no continuing obligation to maintain the effectiveness of the Registration Statement and is no longer eligible to maintain a Registration Statement on Form S-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on October 30, 2009.

Ulticom, Inc.

By:	/s/ Shawn K. Osborne

Shawn K. Osborne

President and Chief Executive Officer

Agent for Service